Exhibit 99.1

Citius Pharmaceuticals Announces $15 Million Registered Direct Offering

Cranford, NJ, May 4, 2023 – Citius Pharmaceuticals Inc. (Nasdaq: CTXR) (“Citius” or the “Company”), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, today announced that it has entered into definitive agreements with certain healthcare-focused and institutional investors for the purchase of an aggregate of 12,500,001 shares of its common stock and accompanying warrants to purchase up to an aggregate of 12,500,001 shares of its common stock, at a purchase price of $1.20 per share and accompanying warrant in a registered direct offering. The closing of the offering is expected to occur on or about May 8, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $1.50 per share, will be exercisable six months from the date of issuance, and will expire five years from the date of issuance.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $15 million, before deducting the placement agent fees and other offering expenses payable by the Company. Citius currently intends to use the net proceeds from the offering for general corporate purposes, including pre-clinical and clinical development of our product candidates and working capital and capital expenditures.

The securities described above are being offered pursuant to a “shelf” registration statement (File No. 333-255005) filed with the Securities and Exchange Commission (SEC) and declared effective on April 16, 2021. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the securities being offered will be filed with the SEC and be available at the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or emailing placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products, and stem cell therapies. For more information, please visit www.citiuspharma.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price, and includes all statements related to the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering. Factors that could cause actual results to differ materially from those currently anticipated, include, without limitation: risks related to the closing of the offering; market and other conditions; our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; our need for substantial additional funds; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; the estimated markets for our product candidates and the acceptance thereof by any market; risks related to our growth strategy; patent and intellectual property matters, our ability to attract, integrate, and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; government regulation; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com